UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019 diamedica therapeutics inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 312-6755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01           Entry into a Material Definitive Agreement.

On December 27, 2019, DiaMedica Therapeutics Inc. (the “Company”) entered into a Litigation Funding Agreement (the “Funding Agreement”) with LEGALIST FUND II, L.P. (the “Funder”) for the purpose of funding the Company’s currently pending lawsuit against PRA Health Sciences, Inc. and Pharmaceutical Research Associates Group B.V. (DiaMedica Therapeutics Inc. v. PRA Health Sciences, Inc., et al., Case No. 1:18-cv-01318-MN) (the “Litigation”). The Company initiated the Litigation in November 2017 to compel the defendants to comply with the terms of a clinical research agreement entered into in March 2013, including providing full study records, and to recover damages. A motion seeking to transfer the action to the United States District Court, District of Minnesota is currently pending.

Under the terms of the Funding Agreement, the Funder agreed to pay up to an aggregate of $1,000,000 to fund reasonable legal fees, court costs, and other expenses incurred by the Company in connection with the Litigation, including $200,000 for fees and costs previously paid by the Company in connection with the Litigation, which payments are conditioned upon the transfer of venue of the Litigation from Delaware to Minnesota (the “Transfer”).

The Company agreed to repay the Funder from any proceeds arising from the Litigation (the “Claim Proceeds”) the amount of costs actually paid or otherwise funded by the Funder in connection with the Litigation, plus the reimbursement of $10,000 for its diligence and underwriting costs. Additionally, the Company agreed to pay the Funder from the Claim Proceeds the greater of:

(i) $1,000,000 if repayment occurs within nine months of the Transfer, $2,000,000 if repayment occurs more than nine months after the Transfer but before trial has begun, or $3,000,000 thereafter; or

(ii) 20% of the Claim Proceeds.

In the event the Funder has not been repaid 3½ years after the Transfer, the Funder is entitled to receive interest on the unpaid amounts equal to 20% per annum commencing on the 3½ year anniversary of the Transfer. The Company’s obligation under the Funding Agreement to make the foregoing payments to the Funder is non-recourse and limited only to the Claim Proceeds.

Although the Company is required under the terms of the Funding Agreement to provide notice to the Funder of any settlement offers, any decision regarding settlement of the Litigation, including the ultimate decision whether and for how much to settle, lies solely with the Company.

The Funding Agreement may be terminated under certain standard and customary circumstances, including upon a material breach of either party that is not cured within 10 business days following written notice of such breach from the non-breaching party or by the Funder, upon 30 days advance written notice to the Company, in the event that (i) the Company or its lead counsel has made a material misrepresentation or omitted to disclose a material fact that is materially adverse to the Litigation; (ii) the lead counsel is no longer actively representing the Company or the Company provides notice that it intends to engage new counsel that the Funder has not previously consented to; (iii) the Funder reasonably concludes that because of a change in factual circumstances, the claims made are not commercially viable; or (iv) there exists one or more events or a material change of circumstances that make it unlikely that the Company can recover Claim Proceeds sufficient to repay the Funder.

The Funding Agreement also contains other customary terms and conditions, including customary representations and warranties from both parties.

The foregoing summary description of the Funding Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1*	Litigation Funding Agreement, dated as of December 27, 2019, between LEGALIST FUND II, L.P. and DiaMedica Therapeutics Inc. (filed herewith)

*	Exhibits to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of the omitted exhibits to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: January 3, 2020